UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2011

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Pacific Biosciences of California, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 23, 2011. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class I Directors

Name of Director	For	Withheld
Hugh C. Martin	34,811,311	99,236
Brook Byers	34,809,104	101,443
Susan Siegel	34,891,050	19,497

Hugh C. Martin, Brook Byers and Susan Siegel were duly elected as Class I directors.

Proposal 2: Advisory Vote on Executive Compensation

For	Against	Abstain
34,779,394	112,209	18,944

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstain
8,875,665	1,805,909	24,205,257	23,716

The Company’s stockholders, on an advisory basis, indicated their preference for an advisory vote on executive compensation to be held every three years. In accordance with the stockholders’ preference, Company’s board of directors has determined to hold an advisory vote on executive compensation every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/ S / SUSAN K. BARNES
Susan K. Barnes Executive Vice President and Chief Financial Officer

Date: June 24, 2011